Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-40294) of Johnson & Johnson of our report dated June 23, 2010 relating to the financial statements of the Johnson & Johnson Savings Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
New York, NY
June 23, 2010